As filed with the Securities and Exchange Commission on January 29, 2007.                                                                                            Registration No. _______________________

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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROSE EXPLORATIONS INC.
(Name of small business issuer in its charter)

                                                Nevada                                                                                                  1081                                                                                  98-0425627
                    ________________________________                           ____________________________________                          ________________________
                   (State or Other Jurisdiction of Organization)                        (Primary Standard Industrial Classification Code)                        (IRS Employer Identification No.)

                                                                                                          Greg Cowan, President                                             Michael Kessler, Esq.
                                                                                                        32839 Bakerview Avenue                               3436 American River Drive, Suite 11
                                                                                                          Mission, BC, V2V 2P8                                               Sacramento, CA. 5864
                                                                                                          Canada (604) 924-8000                                                   (916) 239-4000
                                                                                           ____________________________                 ________________________________
                                                                                        (Address and telephone of registrant's                (Name, address and telephone number of
                                                                                               principal executive offices and                                     number of agent for service)
                                                                                                principal place of business)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,please check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Securities to be Registered	Amount to be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee (1)
Common Stock	10,000,000 Shares	$ 0.01	$ 100,000	$ 10.70

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and prepaid prior to the filing of this registration statement via cashier's check sent to the Lockbox.

.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE ECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

10,000,000 SHARES OF COMMON STOCK

ROSE EXPLORATIONS INC.

We are offering up a total of 10,000,000 shares of our common stock on a self-underwritten basis, at an initial public offering price of $0.01 per share. No fractional shares may be purchased. There is no minimum number of shares which we must sell in this offering. We will commence the offering on the effective date of this prospectus and continue for a period of 120 days, unless we extend for an additional 90 days, or until we complete the offering, whichever occurs sooner.

The purchase of shares in this offering is highly risky and you should very carefully and thoroughly read the Risk Factors section of this prospectus, beginning on Page .

These securities have not been approved or disapproved by the Securities and Exchange Commission or the securities division of any state, nor has the Commission or any state passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prior to this offering, there has been no public market for our common stock and there is no assurance that a public market will result following the sale of the shares being offered in this prospectus, or that any shares purchased in this offering can be sold at or near the offering price, or at all.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Commission is effective. This prospectus is not an offer to sell the shares and it is not a solicitation of an offer to buy the shares in any state where the offer or sale is not permitted.

	Price Per Share	Aggregate Offering Price	Underwriting Commissions	Proceeds to Us (1)(2)
Common Stock	$ 0.001	$100,000	-0-	$ 100,000

1. Mr. Greg Cowan our President and a director will act as our sales agent in this offering, but he will receive no commissions for any shares he sells. He will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

2. We estimate the net proceeds we will receive from this offering will be approximately $85,000, after deducting $15,000 as the estimated costs of filing, printing, legal, accounting and other miscellaneous expenses relating to the offering, which we intend to pay out of the proceeds.

Subject to Completion, Dated: ________________________________, 2007.

     We are Dependent on Additional Financing which May Not be Availability and May Result

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

SUMMARY OF PROSPECTUS

Information about Our Company

Our company was incorporated in the State of Nevada on December 5, 2003 under the name Computer Maid, Inc. The company was inactive until this February 2006, when we changed our name to Rose Explorations Inc. and engaged in the exploration of mining properties.

In February 2006, we acquired the Rose Prospect Lode Mining Claim in the Yellow Pine Mining District, Clark County, Nevada and commissioned a Geological Evaluation Report. In June 2006 we completed Phase I of the exploration program recommended in the Geological Evaluation Report and following completion of this offering, we intend to complete Phase II and Phase III. Presently, we are only in the exploration stage and there is no assurances that any commercially viable mineralized deposits exist, or will be found, on this property until such time as appropriate exploration work can be done on the property and a comprehensive economic evaluation based upon such work is concluded.

Our administrative offices are located in Vancouver, BC, Canada and our fiscal year end is September 30.

The Offering

Following is a brief summary of this offering. Please see the “Plan of Distribution and Terms of the Offering” section on page for a more detailed description of the terms of the offering.

Securities Being Offered:	Up to 10,000,000 Shares of common stock, par value $.001

Offering Price per Share:	$ 0.01

Offering Period:	The shares are being offered for a period not to exceed 120 days, unless extended by our Board of Directors for an additional 90 days.

Net Proceeds to Our Company:	Approximately $85,000

Use of Proceeds:	We intend to use the proceeds to pay for offering expenses and exploration of our mineral property and to generally expand our business operations.

Number of Shares Outstanding Before the Offering:	10,000,000

Number of Shares Outstanding After the Offering:	20,000,000

Summary Financial Data

The following table provides selected financial data about our Company for the year ended September 30, 2006. For detailed financial information, see the Financial Statements included in this prospectus starting on page .

Balance Sheet Data as at September 30, 2006:

Cash and Cash Equivalents	$ 3,000
Total Assets	$ 3,000
Current Liabilities	$ 9,940
Stockholders' Equity	$(6,940)

RISK FACTORS

THE SHARES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS OFFERING DOCUMENT.

Risk Factors Associated with Our Company:

We are in the organizational and development stages and any investment in our securities involves a high degree of risk. A prospective investor should, therefore, be aware that in the event we are not successful in our business plans, any investment in the Shares offered herein may be lost and we may be faced with the possibility of liquidation. In the event of liquidation, existing stockholders will, to the extent that assets are available for distribution, receive a disproportionately greater share of the assets in relation to their cash investment in our securities, than will the investors in this Offering, in that holders of common stock are entitled to share on a pro rata basis in the assets, if any, of our Company that would be available for distribution. See “Business of the Company”.

We Lack an Operating History

Our Company was incorporated in December 2003 and has not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the competitive mining industry. The mining business is, by nature, extremely speculative. Our ability to achieve and maintain profitability and positive cash flow will be highly dependent upon a number of factors, including our ability to locate profitable mineral properties and generate revenues, while reducing exploration costs. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the exploration of our mineral properties. We cannot guarantee that we will be successful in realizing revenues or achieving or sustaining positive cash flow in the future and any such failure could have a material adverse effect on our business, financial condition and results of operations.

We anticipate being able to sustain operations for a period of at least twelve (12) months after receipt of the total net proceeds from this Offering without being forced to seek additional financing to continue our business operations and exploration of our properties; however, there is no assurance that we will be able to do so. See “Business of the Company” and “Use of Proceeds”.

We are Dependent on Additional Financing which May Not be Availability and May Result in Additional Dilution

Assuming completion of this Offering, our continued operations will be dependent upon our ability to generate revenues from operations and/or obtain further financing, if and when needed, through borrowing from banks or other lenders or equity funding. There is no assurance that sufficient revenues can be generated or that additional financing will be available, if and when needed, or on terms favorable to us. In addition, any future equity funding would most likely result in a further dilution to the subscribers of Shares in this Offering. See “Dilution of the Price You Paid for Your Shares”.

The Mineral Exploration Industry is Highly Speculative

Gold, silver and strategic metals exploration is highly speculative in nature, involving many risks which even a combination of scientific knowledge and experience cannot overcome, often resulting in unproductive efforts. We are in the very early exploration stage and are wholly dependent on the proceeds of this Offering for the funds necessary to carry out our initial planned exploration program. We cannot guarantee that our exploration work will be successful or that any minerals will be found or that any production of minerals will be realized, if found. Although we believe there is a sufficient basis to engage in exploration work on our properties, such work may not result in the discovery of any known minerals or revenues, which could result in a total loss of any investment you make in the Shares offered herein.

Our Mining Claims Have No Known Ore Reserves

We do not claim any known ore reserves on our properties and there is no guarantee that any will be found or, if located, ever extracted or sold at a profit. Unless we discover reserves and are able to extract and sell them at a profit, you may never be able to resell any Shares you purchase in this Offering at a profit, or at all.

Our Mining Claims May Be Invalid

The validity of certain mining claims depends upon numerous circumstances and factual matters, many of which are discoverable of record or by other available means, and is subject to many uncertainties of existing law and its applications. If the mining claims we have acquired are determined to be invalid, our planned business operations would be delayed until we were able to locate and acquire additional valid claims. Such a discovery of invalidity of the claims or a delay in implementing our proposed operations could result in a total loss of your investment or an inability to sell any Shares you purchase in this Offering.

Our Company’s Dependence Upon the Price of Precious Metals and Ores

Our continued existence and future profitability is highly dependent upon the price of precious metals and ores. The economic viability of a mineral exploration program is highly dependent on, among many other factors, political issues and general economic conditions. During periods of economic downturn or slow economic growth, coupled with eroding consumer confidence or rising inflation, the price and/or sale of precious metals could be severely impacted. Such factors would likely have an immediate effect on our business operations and/or profitability, which could result in a loss of your investment or ability to liquidate any Shares you purchase in this Offering.

We May Be Delayed by or Unable to Comply with Government and Environmental Laws

We may be delayed by or unable to comply with government and environmental laws, rules and regulations related to our proposed operations which could severely impact our business operations. Our proposed mineral exploration programs will be subject to extensive laws, rules and regulations. Various governmental permits will be required prior to implementation of proposed exploration operations. We are not assured of receiving such permits as and when needed for operations, or at all. There is no assurance environmental or safety standards more stringent than those presently in effect may not be enacted, which could adversely affect future exploration programs. Also, the industry often finds itself in conflict with the interests of private environmental groups which often have an adverse effect on the mining industry.

Supplies Needed for Exploration May Not Always be Available

Competition and unforeseen limited sources of supplies needed for our proposed exploration work could result in occasional spot shortages of supplies of certain products, equipment or materials. There is no guarantee that we will be able to obtain certain products, equipment and/or materials as and when needed, without interruption, or on favorable terms. Such delays could affect our proposed exploration plans, which could impact your ability to resell any Shares you purchase in this Offering and could require you to hold them for a longer term than expected.

We are Dependent on Key Personnel

Our future performance will be substantially dependent on the continued services of our senior management and other key personnel. We currently have two executive officers, and the loss of the services of either of them could harm our business. We do not have long-term employment agreements with our key personnel and we do not maintain any "key person" life insurance policies. Our future success also will depend on our ability to attract, train, retain and motivate other highly skilled mining personnel, as and when needed. Competition for these personnel is intense and we may be unable to successfully attract, integrate or retain sufficiently qualified employees when needed, which could impact our operations and profitability.

Risk Factors of the Offering:

Penny Stock Rules; Possible Inability to Sell in the Secondary Market

Rule 3a5-1 of the Securities Exchange Act of 1934 (the "Exchange Act") defines a "penny stock" as an equity security that is not, among other things: a) a reported security (i.e., listed on certain national securities exchanges); b) a security registered or approved for registration and traded on a national securities exchange that meets certain guidelines, where the trade is effected through the facilities of that national exchange; c) a security listed on NASDAQ; d) a security of an issuer that meets certain minimum financial requirements, i.e., "net tangible assets" in excess of $8,000,000 (if the issuer has been continuously operating for less than three years) or $5,000,000 (if the issuer has been continuously operating for more than three years), or "average revenue" of at least $6,000,000 for the last three years); or e) a security with a price of at least $5.00 per share for the transaction in question or that has a bid quotation (as defined in the Rule) of at least $5.00 per share. Under Rule 3a5-1, our Company's Common Stock offered herein falls within the definition of a "penny stock."

Accordingly, trading in our securities is subject to the requirements of Rule 15g-9 and Section 15(g) under the Exchange Act. Rule 15g-9 imposes additional sales practice requirements on broker-dealers who sell non-exempt securities to persons other than established customers. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Pursuant to Section 15(g) and related Rules, brokers and/or dealers, prior to effecting a transaction in a penny stock, will be required to provide investors with written disclosure documents containing information concerning various aspects involved in the market for penny stocks as well as specific information about the penny stock and the transaction involving the purchase and sale of that stock (e.g., price quotes and broker-dealer and associated person compensation). Subsequent to the transaction, the broker will be required to deliver monthly or quarterly statements containing specific information about the penny stock. The foregoing requirements will most likely negatively affect the ability of purchasers herein to sell their shares in the secondary market.

We Cannot Assure a Public Market for the Shares; Volatility of Stock Prices

There is currently no public trading market for our securities and there is no guarantee that a regular and established market will develop for our common stock upon completion of this Offering or that, if such a market does develop, it will continue. There is also no assurance as to the depth of liquidity of any market for common stock or the prices at which holders may be able to sell any Shares they may purchase in this Offering. As a result, an investment in the Shares may be totally illiquid and investors may not be able to liquidate their investment readily or at all. In the event that an established public market does develop for our common stock, market prices will be influenced by many factors, and will be subject to significant fluctuation in response to variations in our operating results and other factors such as investor perceptions of our Company, supply and demand, interest rates, general economic conditions and those specific to the industry and developments regarding our activities, future financial condition and management.

We are Selling the Offering Without an Underwriter and May be Unable to Sell any Shares

This offering is self-underwritten, which means we are not going to engage the services of an underwriter to sell the Shares; we intend to sell them through our President and pay no commissions. We intend to hold investment meetings with friends, acquaintances and relatives in an effort to sell the shares to them, using this Prospectus; however, there is no guarantee that we will be able to sell any of the Shares and/or receive any of the proceeds of this Offering.

You will Incur Immediate and Substantial Dilution

The existing Stockholder acquired his shares at a price substantially less than that which the investors herein will pay for their Shares. Accordingly, an investment in the Shares of our Company by investors herein will result in the immediate and substantial dilution of the net tangible book value of their Shares (see “Dilution of the Price You Paid for Your Shares”).

Control of our Company

Assuming the sale of all Shares offered herein, of which there can be no assurance, the shares of Common Stock purchased will represent 50% of our Company’s outstanding Common Stock and the existing Stockholder will own 50%. Our Articles of Incorporation do not provide for cumulative voting. The existing Stockholder will not purchase any Shares in this Offering.

Issuance of Additional Shares

Assuming the sale of all Shares offered herein, of which there can be no assurance, there will still be 55,000,000 additional shares of Common Stock which the Board of Directors will have authority to issue in the future for such consideration, as the Board of Directors may deem sufficient. The issuance of any such shares to persons other than the public investors herein will reduce the amount of control held by the investors herein and may result in a dilution of the book value of their Shares. There are presently no commitments, contracts or intentions to issue any additional shares to any persons, other than as set forth herein.

Potential Future Sales Pursuant to Rule 144

Prior to this Offering, 10,000,000 shares of “restricted” Common Stock were issued as consideration for proprietary rights, business plans, organizational services and expenses and cash in the amount of $10,000 or $.001 per share. All of said shares are held by our president who is also a director of our Company and who holds such shares as "restricted securities", as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended. However, these securities may only be sold in compliance with Rule 144 which provides, in essence, that officers and directors and others holding restricted securities (such as those described above) may each sell, in brokerage transactions, an amount equal to 1% of our Company’s total outstanding Common Stock every three (3) months. In addition, Rule 144 provides that shares must not be sold until they have been held for a period of at least one (1) year from the date they were fully paid for. The possible sale of these restricted securities under Rule 144 may, in the future, have a depressive effect on the price of our Company’s Common Stock in any public market which may develop, assuming there is such a market, of which there can be no assurance. Furthermore, persons holding restricted securities for two (2) years who are not "affiliates" of our Company, as that term is defined in Rule 144, may sell their securities pursuant to Rule 144 without any restrictions and/or limitations on the number of shares sold, assuming there is such a market, of which there can be no assurance.

No Cash Dividends Paid

No cash dividends have been declared or paid on the shares of our common stock to date, nor is it anticipated that any such dividends will be declared or paid to stockholders in the foreseeable future. It is currently anticipated that any income received from operations will be reinvested and devoted to our future operations and/or to expansion.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Such factors include, but are not limited to, those discussed in the "Risk Factors”, “Managements Discussion and Analysis of Financial Condition and Results of Operations" "Business of the Company" sections, as well as those discussed elsewhere in this prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (the "Commission"). Upon completion of the registration statement and the offering, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-KSB, 10-QSB and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 200 F Street, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

USE OF PROCEEDS

We have estimated the net proceeds from this offering to be approximately $85,000, assuming all Shares are sold, which we can't guarantee, after deducting $15,000 for estimated offering expenses, including legal and accounting fees. The following table sets forth the use of proceeds, assuming all Shares are sold, of which there can be no assurance, and management’s present estimate of the allocation and prioritization of those proceeds. Actual receipts and expenditures could vary slightly from these estimates. Pending use of the funds, we may invest the net proceeds in short-term, interest bearing accounts.

The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering:

Proceeds to our Company	$ 100,000
Less offering expenses, legal, accounting, printing	15,000
Total proceeds available for distribution	$ 85,000

Professional fees related to gathering samples
and analyzing and preparing property reports	37,500
Legal and accounting	18,000
Transfer agent and filing fees	6,000
Other professional and consulting fees to develop
business	5,500
Office and administrative	12,000
Operating capital	6,000
Total use of net proceeds	$ 85,000

DETERMINATION OF OFFERING PRICE

The public offering price of the Shares has been determined arbitrarily in order to raise a total of $100,000, which we feel will be required to complete the proposed exploration activities on our properties. The price does not bear any relationship to our assets, book value, earnings or other established criteria for valuing a privately-held company.

In determining the number of Shares to be offered and the offering price, our capital structure, financial condition, prospects for business operations, the mining industry in general and the overall condition of the securities market were factors considered. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAID FOR YOUR SHARES

"Dilution" represents the difference between the Offering price and the net tangible book value per Share immediately after completion of this Offering. "Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets from total assets. Dilution arises mainly from our arbitrary decision as to the Offering price per share of the Shares offered hereunder. Dilution of the value of the Shares purchased by the investors in this Offering will also be due to the lower book value of the shares of common stock presently outstanding.

As of September 30, 2006, the net tangible book value of our common stock (total assets, excluding intangible assets, less total liabilities, excluding contingent liabilities ($6,940) or approximately ($0.0007) per share (based upon 10,000,000 shares outstanding).

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering, other than that resulting from the sale of all the Shares and receipt of the net proceeds of $100,000, less offering expenses of $15,000, the net tangible book value of the 20,000,000 Shares to be outstanding will be approximately $63,060, or approximately $0.003 per Share. Accordingly, the net tangible book value of the Shares held by the existing Stockholder of our Company (i.e., 10,000,000 shares) will be increased by approximately $0.003 per Share, without any additional investment on his part, and the purchasers of Shares in this Offering will incur immediate dilution (a reduction in net tangible book value per Share from the Offering price of $0.01 per Share) of approximately $0.007 or 70% per Share.

After completion of this Offering, purchasers of the Shares in this Offering will own 50% of the total number of shares then outstanding, for which they will have made a cash investment of $100,000, or $0.01 per Share. The existing Stockholder will own 50% of the total number of shares then outstanding, for which he contributed cash in the amount of $10,000 or $0.001 per Share. The initial $10,000 investment was used to acquire the Rose Prospect Lode Mining Claims, commission the Geological Evaluation Report and initiate Phase I of the exploration program.

The existing Stockholder will not purchase any Shares in this Offering.

The following table sets forth a comparison of the respective investments of the existing stockholder and the investors herein, assuming a successful completion of the Offering and sale of all Shares offered herein, of which there can be no assurance.

Existing Stockholder

Price per Share	$ 0.001

Net tangible book value per Share before Offering	$ (0.0007)

Net tangible book value per Share after Offering	$ 0.003

Increase to present Stockholder in net tangible book value per Share after Offering	$ 0.003

Capital contributions	$ 10,000

Number of Shares Outstanding before the Offering	10,000,000

Percentage of ownership after Offering	50%

Public Investors

Price per Share	$ 0.01
Dilution per Share	$ (0.007) or 70%

Capital contributions	$ 100,000

Number of Shares after Offering held by Public Investors	10,000,000

Percentage of ownership after Offering	50%

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

Offering Being Made by Officer and Director

We intend to sell the Shares in this offering through Greg Cowan, our President, who will receive no commission from the sale of any shares. He will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

1.	None of such persons are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.
None of such persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	None of such persons are, at the time of his participation, an associated person of a broker-dealer; and

4.
All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Since the offering is self-underwritten, we intend to advertise and hold investment meetings in various states and non-US locations, where the offering will be registered, and will distribute this prospectus to potential investors at the meetings and to our friends and relatives who are interested in our company and a possible investment in the offering. We are offering the Shares subject to prior sale and subject to approval of certain matters by our legal counsel.

Offering Period and Expiration Date

This offering will commence on the date of this Prospectus and continue for a period of 120 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

Each investor subscribing for any of the Shares offered hereby will be required to execute a Subscription Agreement and tender it, together with a check or certified funds, payable to Rose Explorations Inc.. All subscriptions for Shares received shall be final and no subscriptions will be refundable.

Right to Reject Subscriptions

We will have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions shall be returned immediately to the subscribers without interest or deduction. Subscriptions will be accepted or rejected within 48 hours after receipt.

BUSINESS OF THE COMPANY

General

Rose Explorations Inc. was incorporated under the laws of the State of Nevada on December 3, 2003 under the name Computer Maid, Inc. In February 2006, we changed our name to Rose Explorations Inc. and commenced business operations. We were incorporated for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. Our primary goal is to engage in the acquisition, exploration and development of natural resource properties, beginning with our current mining claims in the State of Nevada.

In February 2006, we acquired the Rose Prospect Lode Mining Claim in Clark County Nevada and in June, 2006, we staked the Rose Prospect II Lode Mining Claim adjacent to the west of the Rose Lode Claim to cover other indicated mineralized zones observed in that area.

We are a relatively new company and, as such, are considered to be a junior mining company. It is common practice in the mining industry for a junior mining company to complete exploration activities on a property to determine if any minerals exist. At such time as mineralization is located, a junior mining company then attempts to recruit a major mining company, with ample cash reserves and equipment, to assist in the development of a property. As a junior mining company, we intend to conduct exploration activities on our properties and, if warranted, will seek a major mining company to joint venture in any development and/or production. However, since we are in the early stages of exploration activities, there is no guarantee we will locate any mineralization on our properties or, if mineralization is located in a quantity sufficient to warrant development, there is no guarantee we will be able to recruit a major mining company to join us as a joint venture partner. In the event we are unable to enter into a joint venture agreement with a major mining company to assist in the development of our properties, as a junior mining company with limited cash reserves, we will likely be required to raise additional monies, either through sales of our equity securities or through loans from financial institutions or third parties, prior to commencement of any development activities on our properties.

Description of our Properties and Mining Claims

On February 21, 2006 we acquired the Rose Prospect Lode Mining Claim (“Rose Lode Claim”) in the Yellow Pine Mining District in Clark County, Nevada. In May 2006, we commissioned a geological evaluation report of the claim and in June 2006, we commissioned the Phase I work program recommended by the evaluation report. During the Phase I work program, we staked a claim "Rose Prospect II Lode Mining Claim" adjacent to the west of the Rose Lode Claim to cover other indicated mineralized zones observed in that area.

The Rose Lode Claim is comprised of one located claim with an area of 20 acres located in the Goodsprings (Yellow Pine) Mining District situated within the southwestern comer of the State of Nevada, U.S.A. The Rose Lode Claim covers some former exploratory workings on a mineral showing.

The Yellow Pine Mining District is located in the area of the Spring Mountains of southern Nevada. Although less famous than many of the other mining districts of the Great Basin it nevertheless ranks second only to Tonopah in total Nevada lead and zinc production. During World War I this district was one of the most productive in the West, but by the end of World War II only a few mines remained in operation. The region is known for its historic production of lead, zinc, silver and gold.

The Rose Lode Claim is underlain by the Mississippian Monte Cristo Limestone Formation with the mineralization possibly comprised of copper minerals hosted by a breccia zone which may be up to 200 feet wide within the Anchor Limestone Member.

A program of trenching, sampling, geophysical and geochemical surveys, and diamond drilling is recommended to explore for, and delineate potentially economic copper bearing mineral zones on the Rose Lode claim.

The following information was extracted from our Geological Evaluation Report commissioned in May 2006 and from the report on the Phase I work program completed in June 2006.

PHYSIOGRAPHY, CLIMATE, VEGETATION & WATER:

The Rose Lode Claim is situated on and on the eastward facing slopes of a northerly trending ridge. The topography is moderately steep sloping from near the valley floor adjacent to the Sandy Valley Road at an elevation of 3,580 feet, to 4,040 feet at the northwest corner and on the ridge, of the Rose Lode Claim. The area is of a typically desert climate with relatively high temperatures and low precipitation. Vegetation consists mainly of desert shrubs and cactus. Sources of water would be available from valley wells.

HISTORY:

The history of the Yellow Pine Mining District stems from 1856 when Mormon missionaries reported ore in the area. In 1857 the smelting of ore produced 9,000 pounds of lead and in 1898 a mill was built south of Goodsprings. As a result of the mill availability, exploration activity led to the discovery of many of the mines in the area.

The completion of the San Pedro, Los Angeles and Salt Lake railroad in 1905 and recognition of oxidized zinc minerals in the ore in 1906 stimulated development of the mines and the region has been subject to intermittent activity up to 1964, particularly during the World War I and II years.

Production from the mines of the Yellow Pine Mining District from 1902 to 1929 was 477,717 tons. Bullion recovery from 7,656 tons of this ore by amalgamation and cyanidation was 9,497 ounces of gold and 2,445 ounces of silver. The concentrator treated 230,452 tons of ore which yielded 58,641 tons of lead-zinc concentrate and 32,742 tons of lead concentrate. Crude ore shipped to 1929 was 227,952 tons from which recovery amounted to 3,196 ounces gold, 422,379 ounces silver, 3,085,675 pounds copper, 34,655,460 pounds lead and 110,833,051 pounds zinc. Although the mines of this district have been worked primarily for their lead-zinc-silver values, an estimated 91,000 ounces of gold has been recovered as a by-product of copper-lead-silver mining.

REGIONAL GEOLOGY :

The spring Mountain Range consists mainly of Paleozoic sediments which have undergone intense folding accompanied by faulting. At the Yellow pine District a series of Carboniferous sediments consist largely of siliceous limestones and include strata of pure crystalline limestone and dolomite with occasional intercalated beds of fine grained sandstone. These strata have a general west to southwest dip of from 15 to 45 degrees which is occasionally disturbed by local folds. Igneous rocks are scarce and are represented chiefly by quartz-monzonite porphyry dikes and sills. The quartz-monzonite porphyry is intruded into these strata and is of post-Jurassic age, perhaps Tertiary.

Stratigraphy-The sedimentary rocks in the district range in age from Upper Cambrian to Recent. The Paleozoic section includes the Cambrian Bonanza King and Nopah Formations, the Devonian Sultan, Mississippian Monte Cristo Limestone, Pennsylvanian/Mississippian Bird Spring Formation and Permian Kaibab Limestone (Carr, 1987). The Mesozoic section is comprised only of the Triassic Moenkopi and Chide Formations and an upper Mesozoic unit of uncertain age termed the Lavinia Wash Formation. The Paleozoic rocks are dominantly carbonates while the Mesozoic units are continental elastics. Tertiary rocks include gravels and minor volcanic tuffs.

Only two varieties of intrusive rocks are known in the district. The most abundant is granite porphyry which forms three large sill-like masses (Hewett, 1931). The sills generally lie near major thrust faults and are thought to have been emplaced along breccia zones at the base of the upper plate of the thrust fault. Locally, small dikes of basaltic composition and uncertain age have been encountered in some of the mine workings.

Structure-The region reveals an amazing record of folding, thrust faulting and normal faulting. Folding began in the early Jurassic, resulting in broad flexures in the more massive units and tight folds in the thinly bedded rocks. The thrust faults in the district are part of a belt of thrust faulted rocks, the Foreland Fold and Thrust Belt that stretches from southern Canada to southern California. Deformation within this belt began in the Jurassic and continued until Cretaceous time. Within the Goodsprings District thrust faulting appears to post-date much of the folding, but despite intensive study the actual age of thrusting continues to be the subject of contentious debate. Three major thrusts have been mapped; from west to east, the Green Monster, Keystone and Contact thrusts. Of these, the Keystone is the most persistent along strike having been mapped for a distance of over 50 kilometers. The stratigraphic relationships along the Keystone fault are similar to those for all the major thrusts in the area, Cambrian Bonanza King Formation has been thrust eastward over younger Paleozoic rocks. Normal faulting has received much less study, despite its close association with many ore deposits in the district. Hewett (1931) suggested normal faulting began in the early Cretaceous and continued through the Tertiary. Albritton, et al (1954) adopted the more recent theory that all normal faulting is related to Basin and Range extension and thus is no older than Miocene. Burchfiel and Davis (1988) also restrict normal faulting to the Tertiary, but concede some of the thrust faults may have been reactivated as low angle normal faults during early Tertiary.

LOCAL GEOLOGY:

At the Whale claim group, within one mile west of the Rose Lode Claim, the ridge on which the mine is situated range from the Ironside dolomite to the top of the Monte Cristo limestone. The trend is about N.70 W. with a dip of 35 to 45 SW. The mine workings explore a breccia zone trending at N.65 E. and dipping at 65 E that includes the cherty Anchor limestone above and the Crystal Pass limestone below, but the ore is largely in the Anchor limestone. The Anchor, as well as the beds as low as the Ironside dolomite, is largely dolomitized on this ridge; locally, parts of the Crystal Pass limestone are unaltered. The principal faults on the ridge trend northeast.

PROPERTY GEOLOGY:

The Rose Lode Claim is indicated to be underlain by the Anchor Limestone Member of the Monte Cristo Limestone Formation. Although the stratigraphy trends west-northwest in this area, the structures (breccia zones), as at the Whale Mine, trend northeasterly.

REGIONAL MINERALIZATION:

Ore Mineralogy and Alteration-It is reported (Albritton, 1954) that ore deposits in the Goodsprings (Yellow Pine) district can at best be characterized as enigmatic. They appear to fall into two distinct types, which may or may not be related, gold-copper deposits and lead-zinc deposits. Gold-copper deposits are clearly related to sill-like masses of granite porphyry. All existing mines worked the contact between the intrusive and surrounding sedimentary rocks. Gold occurred in both the intrusive and the carbonate wall rocks. It appears any carbonate unit was a suitable host.

The lead-zinc deposits are often distant from intrusives and occur as veins or replacements of brecciated rocks along fault zones, either thrust faults or normal faults. Unlike the gold deposits, the productive lead-zinc deposits are restricted to the Monte Cristo Formation.

Mineralogy of gold-copper deposits consists of native gold, pyrite, limonite, cinnabar, malachite, azurite and chrysocolla. Lead-zinc deposits are comprised of hydrozincite, calamine, smithsonite, cerrusite, anglesite, galena and iron oxides. The rather unusual mineralogy of the district is due to the great depth of surface oxidation, exceeding 200 meters. Typical sulfides such as chalcopyrite, sphalerite and pyrite have been partially or completely altered to more stable hydrated carbonates and sulfates. Only the highly insoluble lead sulfide, galena has successfully resisted surface oxidation.

Primary alteration is difficult to characterize due to the supergene overprint, but again appears to differ for gold-copper deposits and lead-zinc deposits. Gold-copper ores have been extensively sericitized and kaolinized, altering the host pluton to a rock that can be mined through simple excavation with little or no blasting. The rock is so thoroughly altered it decrepitates on exposure to the atmosphere. On the other hand, lead-zinc deposits appear to be characterized by dolomitization and minor silicification.

LOCAL MINERALIZATION:

On the Whale claim group the mineralization at the main underground workings is of calamine replacing dolomitized Anchor limestone breccia near layers of chert which is largely white and slightly decomposed. The eastern workings expose small veins that contain cuprodescloizite and a little galena, calamine and wulfenite.

PROPERTY MINERALIZATION:

The structure, or favorable host rock for the mineralization on the Rose Lode Claim, appears to be up to 200 feet wide. The workings reportedly expose a 40 foot wide zone of breccia within two winzes dipping at 20 to 30 degrees. The breccia zone hosts an unidentified copper mineral, which, as indicated from the reddish alteration is possibly cuprodescloizite.

Five grab samples were taken from the trenches and submitted for assay at the Assayers Canada laboratory in Vancouver, Canada. The samples were analyzed by a Multi-Element ICP-AES Analysis with results as reported on the attached assay sheet. Particulars of the samples are as follows:

Sample No./Location/Description/Assay
Rose Prospect 1/Trench I/Light brown altered limestone/16.5% Zn
Rose Prospect 2/Rose Workings/Reddish limestone stained with malachite and azurite/10.3% Cu
Rose Prospect 3/Trench II/Reddish-brown altered limestone and stained with a white oxide/8.1% Zn
Rose Prospect 4/Rose Workings/Reddish, coarse-grained limestone/0.14% Zn
Rose Prospect 5/Trench III/Reddish, heavy, blocky compact flat vein/0.1 1 % Zn

CONCLUSIONS AND RECOMMENDATIONS:

The Rose Lode Claim incorporates a breccia zone that is indicated up to 40 feet wide and which hosts indicated copper mineralization of possibly cuprodescloizite. The zone of mineralization appears to be within a favorable host structure that is indicated up to 200 feet wide. This zone is reported to have been observed for up to one and one-half miles to the west-northwest and the same distance to the east-southeast.

The geological evaluation report recommended a claim be staked adjacent to the west of the Rose Lode Claim to cover other indicated mineralized zones observed in that area and that a three phase exploration program be initiated. With Phase I of the program consisting of trenching and sampling be completed over the known mineral zone on the Rose Lode Claim to determine geological controls to the mineralization and to determine the nature of the mineralization. In June 2006 our Company commissioned the Phase I work program and staked a claim "Rose Prospect II Lode Mining Claim" adjacent to the west of the Rose Lode Claim to cover other indicated mineralized zones observed in that area.

As a follow-up to the initial investigation of the mineralized structure, a VLF-EM survey is recommended to be completed along the extensions of the known mineral zones to determine the possibility of any parallel structures that may host potentially economic mineral zones. Sampling and geological mapping would be completed within anomalous areas. As a third phase to the exploration program, diamond drilling of the prime correlative anomalous zones should be completed.

Our Proposed Exploration Program

The results of the Phase I exploration program on the Rose Claim Group in that the mineralization and the sampling results from the Rose workings and from the Trenches I and II on the Rose Lode Claim indicate potential economic zones of mineralization. The sample from Trench III returned barely anomalous zinc assay, however, the site will be further examined in the second phase of exploration. The fracture trend is northeasterly correlating with the trend of the heavily mineralized breccia zones in the immediate area; as at the Whale Mine. Thus the control to the mineralization on the Rose Lode Claim is structural. Based on our evaluations to date, we have concluded that Phase II of the exploration program on the Rose Lode Claim should be initiated and completed. This program of localized VLF-EM surveys, soil sampling and geological mapping should define the structural trend to the extensions of the known mineral zones and provide more geological information as to the location of heavily mineralized surficial or near sub-surface zones.

Exploration work on our properties has indicated that mineral occurrences exist in the area of our properties; however, further exploration is needed to determine what amount of minerals, if any, exist and if any minerals which are found can be economically extracted and profitably processed.

The exploration program on our Rose Lode Claim has been designed to economically explore and evaluate this claim which, in our opinion, may merit development.

We do not claim to have any mineralization or reserves whatsoever at this time on any of our properties; however, based on preliminary research and geological reports on our properties and the surrounding area, we believe there is a sufficient basis to engage in exploration activities.

The following table summarizes the recommended exploration program and estimated costs:

Phase II
VLF-EM ans soil geochemical surveys, sampling and geological mapping of the veins within anomalous zones	$ 7,500
Phase III
Test diamond drilling of prime targets	$ 30,000
TOTAL ESTIMATED EXPLORATION COSTS	$ 37,500

Environmental Regulations

Environmental laws and regulations relating to public lands are expected to be tightly enforced. We intend to explore and, when required, develop all of our properties in strict compliance with all environmental requirements applicable to the mineral processing and mining industry. We will secure all the necessary permits for exploration and, if development is warranted, will file final Plans of Operation prior to the commencement of any mining operations. We anticipate no discharge of water into any active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No significant endangered species will be disturbed. Re-contouring and re-vegetation of disturbed surface areas will be completed pursuant to all legal requirements. Any portals, adits or shafts will be sealed should the property be abandoned.

It is difficult to estimate the cost of compliance with environmental laws at this time, since the full nature and extent of our proposed activities cannot be determined until we receive the proceeds of this Offering and commence our operations. At that time, we will determine what that will involve from an environmental standpoint and will begin our compliance efforts.

Government Regulations

We will be subject to all the laws, rules and regulations which govern the mineral processing and mining industry in the State of Nevada and intend to fully comply with all environmental, health and safety laws, rules, regulations and statutes.

Specifically, the proposed exploration of the property will be governed by the State of Nevada Mining laws, rules and regulations. We will determine and comply with all rules and regulations governing operations prior to commencement of any exploration activities subject to permitting and/or licensing.

Competition

The mining industry is highly fragmented and competitive. We are competing with many other exploration companies looking for gold and other minerals. Our Company is among the smallest exploration companies in existence and is an infinitely small participant in the exploration business, which is the foundation of the mining industry. While we generally compete with other exploration companies, there is no competition for the exploration or removal of minerals from its current claims or properties. Readily available commodities markets exist around the world for the sale of minerals. Therefore, if we discover mineralization on our properties, we would likely be able to sell the minerals in the market.

Employees and Employment Agreements

At present, we have no employees. Our President is also the Secretary and Treasurer and Director. Our Company also has a Vice President of Exploration, who is also a Director. Both our officers and directors devote their time as required to our business operations. The President and our Vice President Exploration are not presently compensated for their services and do not have an employment agreements with us. Once the Exploration Program begins, we expect to hire independent contractors to fulfill the roles of Project Geologist and Field Assistant; however, we have not yet placed any ads or interviewed for these positions. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, may adopt such plans in the future. There are presently no personal benefits available to any officers, directors or employees.

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This registration statement contains forward-looking statements that involve risks and uncertainties. The statements contained in this registration statement that are not purely historical are forward-looking statements, including without limitation statements regarding our expectations, projections, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. Our actual results may differ materially as a result of certain factors, including those set forth in the Risk Factors section of this registration statement. Potential investors should consider carefully the following factors, as well as the more detailed information contained elsewhere in this registration statement, before making a decision to invest in our shares. The following discussion and analysis should be read in conjunction with our “Financial Statements” included in this prospectus.

Plan of Operation

Assuming sale of all the Shares in this Offering and receipt of all the proceeds, of which there is no guarantee, we estimate that we will use most of the funds received during the next 12 months to complete Phase II and Phase III of our exploration program. We intend to subcontract these programs to companies with the crews and equipment to locate and extract mineral samples on our properties. All samples will then be sent to an assay lab for analysis and a geological report will be prepared.

In the event less than all the Shares are sold in this Offering, we would strictly manage all administrative, legal and accounting costs in an effort to keep them to a minimum, while still ensuring compliance with all regulatory requirements and take maximum advantage of the skills of our officers and directors. Only after minimizing these non exploration costs, would we consider reducing the scope of our proposed exploration work.

Limited Operating History; Need for Additional Capital

There is little to no historical financial information about our Company upon which to base an evaluation of our performance or to make a decision regarding an investment in the Shares. We are still in the organizational stages and have not yet generated or realized any revenues from operations. We cannot guarantee we will be successful in our business operations or will achieve significant levels of market acceptance for our proposed business. Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development of our properties, possible cost overruns due to price and cost increases in services we require and the absence of an operating history. Therefore, we cannot guarantee we will be able to achieve or maintain profitable operations. Further, there is no assurance that we will not encounter unforeseen difficulties that may deplete our capital resources more rapidly than anticipated.

Upon successful completion of this Offering, we intend to complete our exploration activities to determine if viable mineralization exists on any of our properties that warrant further exploration or development. Until we commence exploration activities on our properties, we estimate our monthly expenses will be minimal, (less than $1,500 per month) and these monies will be used only in background data research efforts on our properties and the surrounding claims and to ensure that we comply will all regulatory requirement to maintain our mineral claims.

Once we have established that our properties warrant further exploration or development, we will likely be required to make significant investments into further exploration before we would be able to commence production of any minerals we may find. At that time, our Management will need to asses the merits of seeking additional financing to provide the capital we will require to implement additional exploration program or seek a joint venture partner in the mining industry with experience, cash reserves and equipment to undertake any additional exploration that may be required before mine development can be considered. It is not possible to estimate how long our current cash reserves and funds raised in this offering will last.

The timing and total amount of capital requirements cannot be predicted at this time and we have no assurance that any financing will be available to us on acceptable terms, as and when we need it, if at all. If such financing is not available on satisfactory terms, as and when needed, we may be unable to continue our exploration activities or expand our operations and our operating results may be adversely affected. Equity financing could also result in additional dilution to then existing shareholders.

We do not plan to purchase any significant equipment in the next 12 months.

Results of Operations Since Inception

We are an exploration stage company and have not generated or realized any revenues since inception.

For the period from the date of inception on December 3, 2003, we have incurred a net loss of $40,940, all consisting of operating costs and expenses. To date, we have spent $6,375 on acquisition of our mineral claims; $6,125 in exploration costs; $3,040 in legal and accounting fees; $1,100 in licenses and permits; $6,000 in rent, contributed by our President/
Director, Greg Cowan; $300 in corporate registration/ filing fees; and $18,000 in management fees, contributed by our President/Director, Greg Cowan.

Liquidity and Capital Resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations due to the preliminary nature of our operations, ongoing investment in exploration efforts, and expenditures incurred to build the appropriate infrastructure to support our proposed operations. Consequently, we have been substantially dependent on private placement sales of our equity securities.

Since inception, we have used our common stock to raise $10,000 in cash by issuing 10,000,000 shares of Common Stock to our President at $0.001 per share in January 2006.

As of 30 September 2006, our total assets were $3,000 and our total liabilities were $9,940. Our President has agreed to advance the funds necessary to continue business operations until completion of this Offering, on an as-needed basis. Any such loans will be interest-free and will have no specific terms of repayment.

During the coming year, we expect to incur additional costs for exploration of our properties and for subcontractors, professional and legal fees. Significant additional funding will be required to meet any additional operating and/or expansion requirements.

We are taking steps to raise equity capital; however, we cannot guarantee that any new capital will be available to us or that adequate funds for operations, whether from our revenues, financial markets, collaborative or other arrangements with corporate partners or from other sources, will be available as or when needed, or on terms satisfactory to us. Our failure to obtain adequate additional financing may require us to delay, curtail or scale back some or all of our exploration programs, and, potentially, to cease our operations. Any additional equity financing may involve substantial dilution to our then-existing shareholders.

MANAGEMENT

Executive Officers and Directors

The following table sets forth the directors, executive officers and other significant employees of our Company, their ages, and all offices and positions with our Company. Directors are elected for a period of one year and serve until the next annual meeting at which their successors are duly elected by the stockholders and qualified. Annual meetings are to be scheduled by the Board of Directors each year. Officers and other employees serve at the will of the Board of Directors.

Name of Director/Officer	Age	Positions

Greg Cowan	40	President, Secretary,
32839 Bakerview Ave		Treasurer, Director
Mission, BC, V2V 2P8
Canada

Rex Pegg	54	Vice President Exploration
1 - 410 Mahon Avenue		Director
North Vancouver, BC, V7M 2R5
Canada

Background of Officer and Directors

Greg Cowan has been the President, Secretary, Treasurer and a Director of our Company since inception. Since 2005, Mr. Cowan has also been General Manager of Unicity International in Langley, British Columbia, Canada, where he is responsible for all aspects of operation including budgets, projections and overall profitability. Greg was also involved in the opening Unicity’s offices in China and Belgium in 2005. Prior to Joining Unicity, Mr. Cowan was Vice President of Sales and Marketing at Larrea BioScience Inc. in Vancouver, British Columbia, where he designed concepts for product labels, packaging, literature, handled trademark registration of items internationally, directed regulatory matters with Health Canada and US FDA, Australia, EU, Korea, hired and trained sales brokers and distributors across USA, Canada, Asia, EU and administered budgets. While with Larrea he was involved in taking company public on NASDAQ and raising capital. He has also held the following positions: Director Sales and Marketing - Royal Numico; President and CEO - Natures Essence Inc.,; and President and CEO Puresource Inc. Mr. Cowan is currently enrolled in the Ivey School of Business Executive MBA program and will graduate in the fall of 2008.  Mr. Cowan is an enthusiastic team player with good leadership ability, is self motivated , is an analytical problem solver able to work independently and has excellent negotiation and sales skills. Mr. Cowan will devote his time as required to the business of our Company.

Rex S. Pegg, BASc., P.Eng. joined our Company in September 2006 as a Director and Vice President Exploration. Mr. Pegg graduated from the University of Toronto in 1976 with a Bachelor of Applied Science in Geological Engineering (exploration option). Prior to graduation, Mr. Pegg gained nine summers of mineral exploration experience in Canada. Subsequently he has continuously worked throughout Canada, as well as in Zimbabwe, China, Mexico, Kyrghyzstan, Philippines, the United States and Venezuela on mineral exploration and underground operations for Keewatin Engineering Inc., BP Resources Canada Ltd., Selco Inc., Kennco Explorations Limited, Lac Minerals Ltd. and various private and public junior mining companies. Mr. Pegg's experience encompasses exploration for epithermal/mesothermal/shear-related gold, volcanogenic massive sulphide, sedex, PGM, alkaline Cu-Au, placer diamond-gold and industrial mineral deposits. This work included the organization and management of projects ranging from small to large scale surface and underground programs and property evaluations, ore reserve estimations and due diligence. Mr. Pegg will devote his time as required to the business of our Company.

EXECUTIVE COMPENSATION

There are currently no plans to compensate our Officers and Directors until we commence operations and become profitable. We will reimburse officers and directors for any out-of-pocket expenses incurred on our behalf. We do not have employment agreements or key-man life insurance.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of September 30, 2006, certain information regarding the beneficial ownership of our common stock by (i) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock, (ii) each director , (iii) each executive officer of our Company and (iv) all executive officers and directors of our Company as a group. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

			Percentage of Outstanding
Name and Address	Position(s) Held	Number of Shares	Before Offering	After Offering

Greg Cowan 32839 Bakerview Avenue Mission, BC, Canada V2V 2P8	President, Secretary, Treasurer and Director	10,000,000	100%	50%

Restricted Shares Eligible for Future Sale

All 10,000,000 of the currently issued and outstanding shares of common stock are "restricted securities" which, in the future, may be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, if available. Rule 144 currently provides, in essence, that persons holding restricted securities for a period of one (1) year may each sell, every three months, in brokerage transactions, a number of shares equal to one percent (1%) of the aggregate number of our Company's outstanding shares, and after one (1) year, persons other than "affiliates" of our Company, as that term is defined in Rule 144, may sell shares without any volume restrictions.

Sales of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of Shares purchased in this Offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our securities in any market that may develop, of which there can be no assurance.

DESCRIPTION OF SECURITIES

The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of our Company’s Articles of Incorporation and Bylaws, copies of which will be furnished to an investor upon written request.

Common Stock

Our Company is presently authorized to issue 75,000,000 shares of common stock, par value $0.001. As of the date of this Prospectus, there is a total of 10,000,000 shares of common stock issued and outstanding. We are offering a total of 10,000,000 shares of our common stock for sale pursuant to the terms of this Offering. We have reserved from our authorized but unissued shares a sufficient number of shares of common stock for issuance of the Shares offered hereby, if sold. The Shares of common stock issuable upon completion of the Offering will be, when issued in accordance with the terms of this Offering, validly issued, fully paid and non-assessable.

The holders of common stock, including the Shares offered hereby, are entitled to equal dividends and distributions per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any securities of our Company nor are any shares of common stock subject to redemption or convertible into other securities of our Company. Upon liquidation, dissolution or winding up of our Company, and after payment of creditors and preferred stockholders, if any, any assets of our would be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validity issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote.
Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming all shares are sold, which we can't guarantee, the present stockholders will own 50% of our outstanding shares.

Annual Reports

We intend to furnish annual reports to shareholders which will contain audited financial statements examined by independent certified public accountants and such other interim reports as we may deem necessary to keep the public informed of our business operations.

Dividend Policy

As of the date of this Prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations

Stock Transfer Agent

We have appointed Transfer Online, 317 S.W. Alder Street, 2nd Floor, Portland, Oregon 97204; telephone (503) 227-2940, as the stock transfer agent for our securities.

CERTAIN TRANSACTIONS

We maintains our current offices at the office of our Company’s President at no charge to us; our mailing address is 32839 Bakerview Ave, Mission, BC, V2V 2P8, Canada.

In February 2006, we sold 10,000,000 shares of restricted common stock to Greg Cowan, the President, Secretary and Treasurer of our Company, in exchange for cash in the amount of $10,000 or $0.001 per share, which was used to acquire the Rose Prospect Lode Mining Claims, commission the Geological Evaluation Report and initiate Phase I of the exploration program.

CONFLICTS OF INTEREST

Other than as described herein, we do not expected to have significant further dealings with affiliates. However, if any such dealings arise, the parties will attempt to settle any such conflict of interest on terms competitive in the market and on the same terms that either party would deal with a third person. Presently, our officers and directors have no transactions which they contemplate entering into with our Company, aside from the matters described herein.

Management will attempt to resolve any conflicts of interest that may arise in favor of our Company, as failure to do so could result in fiduciary liability to our Management.

The General Corporation Law of Nevada limits liability of officers and directors for breach of fiduciary duty to certain specified circumstances, and also empowers us to indemnify our officers, directors, employees and others from liability in certain circumstances such as when the person successfully defends himself on the merits or acted in good faith in a manner reasonably believed to be in the best interests of the Company.

Our Articles of Incorporation, with certain exceptions, eliminate any personal liability of an officer or director for monetary damages for the breach of a director’s fiduciary duty, meaning a director cannot be held personally liable for damages to our Company or its shareholders for gross negligence or lack of due care in carrying out his fiduciary duties as a director, except in certain specified instances. We have also adopted bylaws which provide for indemnification to the fullest extent permitted under the laws of the State of Nevada, which includes all liability, damages and costs or expenses arising from or in connections with service for, employment by, or other affiliation with our Company, to the maximum extent and under all circumstances permitted by law.

Insofar as indemnification, for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of our Company pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXPERTS

Our consolidated financial statement for the years ended September 30, 2006 and September 30, 2005, included in this Prospectus have been audited by James Stafford, Chartered Accountants, Suite 350 - 1111 Melville Street, Vancouver, British Columbia, Canada V6E 3V6. We include the financial statements in reliance on the report of James Stafford, Chartered Accountants, given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the sale and issuance of the Shares described in this Prospectus have been passed upon by our Company’s legal counsel, Michael M. Kessler, Esq., Sacramento, CA. To the best of our knowledge, there is no material litigation pending or threatened against us.

FINANCIAL STATEMENTS

Our fiscal year end is September 30. The audited financial statements for the period from inception to September 30, 2006 and 2005 immediately follow. These financial statements were prepared by Management and audited by James Stafford, Chartered Accountants of Vancouver, British Columbia, Canada, an independent certified public accountant.

Rose Explorations Inc.
(A Development Stage Company)

Financial Statements
(Expressed in U.S. Dollars)
30 September 2006

James Stafford

James Stafford
Chartered Accountants*
Suite 350 - 1111 Melville Street
Vancouver, British Columbia
Canada V6E 3V6
Telephone +1 604 669 0711
Facsimile +1 604 669 0754
* Incorporated professional

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of  Rose Explorations Inc. (A Development Stage Company)

We have audited the balance sheets of Rose Explorations Inc. as at 30 September 2006 and 2005, and the related statements of operations and deficit, changes in shareholder’s deficiency and cash flows for the period from 5 December 2003 (Date of Inception) to 30 September 2006 and for each of the years in the three-year period ended 30 September 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of 30 September 2006 and 2005 and the results of its operations, changes in shareholder’s equity and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note to the financial statements, conditions exist which raise substantial doubt about the Company’s ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. Management’s plans in regard to these matters are also described in Note . The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 “James Stafford”
Vancouver, Canada
 26 October 2006                                                                                                                                               Chartered Accountants

Rose Explorations Inc.
(A Development Stage Company)
Balance Sheets
(Expressed in U.S. Dollars)

	As at 30 September 2006	As at 30 September 2005
	$	$

Assets

Current
Cash and cash equivalents	3,000	1

	3,000	1

Liabilities

Current
Accounts payable and accrued liabilities (Note 4)	9,940	750

Stockholder’s deficiency
Capital stock (Note 6)
Authorized
75,000,000 of common shares, par value $0.001
Issued and outstanding
2006 - 10,000,000 common shares, par value $0.001
2005 - 1 common share, par value $0.001	10,000	-
Additional paid-in capital	24,000	1
Deficit, accumulated during the development stage	(40,940)	(750)

	(6,940)	(749)

	3,000	1

Nature and Continuance of Operations (Note 1)

On behalf of the Board:
/s/ Greg Cowan
By: Greg Cowan, Director

The accompanying notes are an integral part of these financial statements.

Rose Explorations Inc.
(A Development Stage Company)
Statements of Operations
(Expressed in U.S. Dollars)

	For the period from the date of inception on 5 December 2003 to 30 September 2006	For the year ended 30 September 2006	For the year ended 30 September 2005	For the period from the date of inception on 5 December 2003 to 30 September 2004
	$	$	$	$

Expenses
Acquisition of mineral property (Note 3)	6,375	6,375	-	-
Exploration and development (Note 3)	6,125	6,125
Legal and accounting	3,040	3,040	-	-
Licences and permits	1,100	550	200	350
Management fees (Notes 5 and 8)	18,000	18,000	-	-
Registered agent	300	100	100	100
Rent (Notes 5 and 8)	6,000	6,000	-	-

Net loss for the period	(40,940)	(40,190)	(300)	(450)

Basic and diluted loss per common share		(0.006)	(300)	(450)

Weighted average number of common shares used in per share calculations		6,273,973	1	1

The accompanying notes are an integral part of these financial statements.

Rose Explorations Inc.
(A Development Stage Company)
Statements of Cash Flows
(Expressed in U.S. Dollars)

	For the period from the date of inception on 5 December 2003 to 30 September 2006	For the year ended 30 September 2006	For the year ended 30 September 2005	For the period from the date of inception on 5 December 2003 to 30 September 2004
	$	$	$	$

Cash flows from operating activities
Net loss for the period	(40,940)	(40,190)	(300)	(450)
Adjustments to reconcile loss to net cash used by operating activities
Contributions to capital by related parties (Notes 5 and 8)	24,000	24,000	-	-
Changes in operating assets and liabilities
Increase in accounts payable and accrued liabilities	9,940	9,190	300	450

	(7,000)	(7,000)	-	-

Cash flows from financing activities
Common shares issued for cash	10,001	10,000	-	1
Common shares redeemed	(1)	(1)	-	-

	10,000	9,999	-	1

Increase in cash and cash equivalents	3,000	2,999	-	1

Cash and cash equivalents, beginning of period	-	1	1	-

Cash and cash equivalents, end of period	3,000	3,000	1	1

Supplemental Disclosures with Respect to Cash Flows (Note 8)

The accompanying notes are an integral part of these financial statements.

Rose Explorations Inc.
(A Development Stage Company)
Statements of Changes in Stockholders’ Deficiency
(Expressed in U.S. Dollars)

	Number of shares issued	Share capital	Additional paid in capital	Deficit, accumulated during the development stage	Stockholder’s deficiency
		$	$	$	$

Balance at 5 December 2003 (inception)	-	-	-	-	-
Common share issued for cash ($1 per share) (Note 6)	1	-	1	-	1
Net loss for the period	-	-	-	(450)	(450)

Balance at 30 September 2004	1	-	1	(450)	(449)
Net loss for the year	-	-	-	(300)	(300)

Balance at 30 September 2005	1	-	1	(750)	(749)
Common shares issued for cash ($0.001 per share) (Note 6)	10,000,000	10,000	-	-	10,000
Common shares redeemed - cash ($1 per share) (Note 6)	(1)	-	(1)	-	(1)
Contributions to capital by related Parties - expenses (Notes 5 and 8)	-	-	24,000	-	24,000
Net loss for the year	-	-	-	(40,190)	(40,190)

Balance at 30 September 2006	10,000,000	10,000	24,000	(40,940)	(6,940)

The accompanying notes are an integral part of these financial statements.

Rose Explorations Inc.
(A Development Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
30 September 2006

1. Nature and Continuance of Operations

Rose Explorations Inc. (the “Company”) was incorporated under the laws of the State of Nevada on 5 December 2003. The Company changed its name to Rose Explorations Inc. from Computer Maid, Inc. on 13 February 2006. The Company was incorporated for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada.

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principle operations have not commenced, and, accordingly, no revenue has been derived during the organization period.

The Company’s financial statements as at 30 September 2006 and for the year then ended have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has a loss of $40,190 for the year ended 30 September 2006 (2005 - $300, 2004 - $450) and has a working capital deficit of $6,940 at 30 September 2006 (2005 - $749).

Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. Management believes that the Company’s capital resources should be adequate to continue operating and maintaining its business strategy during the fiscal year ending 30 September 2007. However, if the Company is unable to raise additional capital in the near future, due to the Company’s liquidity problems, management expects that the Company will need to curtail operations, liquidate assets, seek additional capital on less favourable terms and/or pursue other remedial measures. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

At 30 September 2006, the Company had suffered losses from development stage activities to date. Although management is currently attempting to implement its business plan, and is seeking additional sources of equity or debt financing, there is no assurance these activities will be successful. Accordingly, the Company must rely on its president to perform essential functions without compensation until a business operation can be commenced. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

.

Rose Explorations Inc.
(A Development Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
30 September 2006

2. Significant Accounting Policies

    The following is a summary of significant accounting policies used in the preparation of these financial statements.

    Basis of presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to development stage enterprises, and are expressed in U.S. dollars. The Company’s fiscal year end is 30 September.

Cash and cash equivalents

    Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

    Mineral property costs

    The Company has been in the exploration stage since its formation on 5 December 2003 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized.
    Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

Although the Company has taken steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of exploration of such properties, these procedures do not guarantee the Company’s title. Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

Reclamation costs

    The Company’s policy for recording reclamation costs is to record a liability for the estimated costs to reclaim mined land by recording charges to production costs for each tonne of ore mined over the life of the mine. The amount charged is based on management’s estimation of reclamation costs to be incurred. The accrued liability is reduced as reclamation expenditures are made. Certain reclamation work is performed concurrently with mining and these expenditures are charged to operations at that time.

Rose Explorations Inc.
(A Development Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
30 September 2006

Long-lived assets

In accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets, the carrying value of long-lived assets is reviewed on a regular basis for the existence of facts or circumstance that may suggest impairment. The Company recognized an impairment when the sum if the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

Financial instruments

The carrying value of cash, accounts payable and accrued liabilities, and due to related parties approximates their fair value because of the short maturity of these instruments. The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company’s financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Derivative financial instruments

The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Income taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

Basic and diluted net loss per share

The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share. SFAS No. 128 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Comprehensive loss

SFAS No. 130, Reporting Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at 30 September 2006, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Rose Explorations Inc.
(A Development Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
30 September 2006

Segments of an enterprise and related information

SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.

    Start-up expenses

The Company has adopted Statement of Position No. 98-5, Reporting the Costs of Start-up Activities, which requires that costs associated with start-up activities be expensed as incurred.  Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses for the period from the date of inception on 14 August 2003 to 30 September 2006.

Foreign currency translation

The Company’s functional and reporting currency is in U.S. dollar. The financial statements of the Company are translated to U.S. dollars in accordance with SFAS No. 52, Foreign Currency Translation. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from these estimates.

Recent accounting pronouncements

In May 2005, the Financial Accounting Standards Board (the “FASB”) issued SFAS No. 154, Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and SFAS No. 3. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after 15 December 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

Rose Explorations Inc.
(A Development Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
30 September 2006

In March 2005, the SEC staff issued Staff Accounting Bulletin (“SAB”) No. 107 to give guidance on the implementation of SFAS No. 123R. The Company will consider SAB No. 107 during implementation of SFAS No. 123R.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after 15 June 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or its financial position.

In December 2004, the FASB issued SFAS No. 123R, Share Based Payment. SFAS No. 123R is a revision of SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and its related implementation guidance. SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS No. 123R in the first interim or annual reporting period that begins after 15 December 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or its financial position.

The FASB has also issued SFAS No. 151 and 152, but they will not have an effect of the financial reporting of the Company.

3. Mineral Properties

On 21 February 2006 the Company acquired an interest in a mineral claim located in Clark County, Nevada (the “Rose Prospect Lode Mining Claim”). In May 2006 the Company commissioned a geological evaluation report of the Rose Prospect Lode Mining Claim and in June 2006 commissioned a Phase I work program as recommended by an evaluation report. During the Phase I work program the Company staked a second claim adjacent to the west of the Rose Lode Claim to cover other indicated mineralized zones observed in that area (the “Rose Prospect II Lode Mining Claim”).

Expenditures related to the Rose Prospect Lode Mining Claim property for the year ended 30 September 2006 consist of acquisition costs of $6,375 (2005 - $Nil, 2004 - $Nil, cumulative - $6,375) and consulting fees of $6,125 (2005 - $Nil, 2004 - $Nil, cumulative - $6,125).

Rose Explorations Inc.
(A Development Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
30 September 2006

4.  Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities are non-interest bearing, unsecured and have settlement dates within one year.

5. Related Party Transactions

During the year ended 30 September 2006, an officer and director of the Company made contributions to capital for management fees in the amount of $18,000 (2005 - $Nil, 2004 - $Nil) and rent in the amount of $6,000 (2005 - $Nil, 2004 - $Nil).

6. Capital Stock

Authorized capital stock consists of 75,000,000 common shares with a par value of $0.001 per common share. The total issued and outstanding capital stock is 10,000,000 common shares with a par value of $0.001 per common share.

i.	On 3 December 2003, 1 common share of the Company was issued for cash proceeds of $1.

ii.	On 1 January 2006, 10,000,000 common shares were issued to an officer and director of the Company for cash proceeds of $10,000.

iii.	On 1 January 2006, 1 common share of the Company was redeemed for proceeds of $1. This common share was cancelled on the same date.

7. Income Taxes

The Company has losses carried forward for income tax purposes to 30 September 2006. There are no current or deferred tax expenses for the year ended 30 September 2006 due to the Company’s loss position. The Company has fully reserved for any benefits of these losses. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carryforward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

The provision for refundable federal income tax consists of the following:

	For the year ended September 2006	For the year ended September 2005	For the period from the date of inception on 5 December 2003 to 30 September 2004
	$	$

Deferred tax asset attributable to:
Current operations	13,920	102	153
Contributions to capital by related parties	(8,160)	-	-
Less: Change in valuation allowance	(5,760)	(102)	(153)

Net refundable amount	-	-	-

Rose Explorations Inc.
(A Development Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
30 September 2006

The composition of the Company’s deferred tax assets as at 30 September 2006, 2005 and 2004 are as follows:

	As at 30 September 2006	As at 30 September 2005	As at 30 September 2004
	$	$	$

Net income tax operating loss carryforward	40,940	300	450

Statutory federal income tax rate	34%	34%	34%
Contributed rent and services	-19.93%	0%	0%
Effective income tax rate	0%	0%	0%

Deferred tax assets	5,760	102	153
Less: Valuation allowance	(5,760)	(102)	(153)

Net deferred tax asset	-	-	-

The potential income tax benefit of these losses has been offset by a full valuation allowance.

As at 30 September 2006, the Company has an unused net operating loss carry-forward balance of approximately $16,940 that is available to offset future taxable income. This unused net operating loss carry-forward balance expires between 2024 and 2026.

8. Supplemental Disclosures with Respect to Cash Flows

	2006	2005	2004
	$	$	$

Cash paid during the year for interest	-	-	-
Cash paid during the year for income taxes	-	-	-

During the year ended 30 September 2006, an officer and director of the Company made contributions to capital for management fees in the amount of $18,000 (2005 - $Nil, 2004 - $Nil) and rent in the amount of $6,000 (2005 - $Nil, 2004 - $Nil).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant has authority under Nevada General Corporation Law to indemnify its directors and officers to the extent provided in such statute. The Registrant's Articles of Incorporation, as amended, provide that the Registrant shall indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter.

At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The Registrant estimates that expenses payable by the Registrant in connection with the offering described in this registration statement will be as follows:

Securities and Exchange Commission registration fee	$ 10.70
Printing expenses	500.00
Accounting fees and expenses	5,000.00
Legal fees and expenses	4,000.00
Fees and expenses for qualification under state securities laws	2,500.00
Registrar and Transfer Agent's fees and expenses	1,500.00
Miscellaneous	1,489.30
Total	$15,000.00

All amounts except the Securities and Exchange Commission registration fee are estimated.

The Company is paying all of the expenses related to the offering of the securities being registered in this registration statement.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

In January 2006, a total of 10,000,000 shares of our restricted common stock were sold to Greg Cowan, an officer and director, in exchange for $.001 par per share, for a total of $10,000 in cash. The transactions was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, based upon the fact that the sales were made by the Issuer in transactions not involving a public offering.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:
EXHIBIT	DESCRIPTION
3.1	Articles of Incorporation
3.2	Bylaws
5 (23)	Opinion and Consent of Legal Counsel
10.1	Purchase Agreement Rose Prospect Lode Claim
23	Consent of James Stafford, Chartered Accountants

ITEM 28. UNDERTAKINGS

I. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any additional or changed material information with respect to the plan of distribution; and

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes to provide to the purchasers in this offering certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the
Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1), or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

January 20, 2007        Rose Exploration Inc., a Nevada corporation

/s/ Greg Cowan, President and Chairman of the Board